UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 10, 2014

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On February 10, 2014, the Company issued a press release announcing that it had signed a letter of intent to enter into a Joint Venture with Desso, BV, a Netherlands based Company, for the purpose of selling and distributing Hospitality floorcovering products in the United States market, and such other territories as the parties may determine from time to time. The Joint Venture is intended to build the company’s presence in the upscale Hospitality market by combining the parties’ sales forces and product offerings. Although the letter of intent is non-binding, the parties anticipate working quickly to develop a mutually acceptable Joint Venture structure designed to accomplish their goals.
At the same time, the parties announced that they had entered into a sales and distribution agreement that will permit the Company to be the exclusive distributor of certain of Desso’s high performance tile products. This arrangement is conditioned upon, among other matters, achievement of certain sales levels pursuant to the sales and distribution agreement and the successful launch of the Hospitality Joint Venture.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit No. Description
99.1    Press release issued by the Company on February 10, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer